Contact:  Clem Teng (Investors) (213) 244-3966
          Larry Pickett (News Media) (213) 244-2585

                                                           FOR IMMEDIATE RELEASE
                                                                January 27, 1998

                            PACIFIC ENTERPRISES ANNOUNCES

                            EARNINGS FOR 1997, 4TH QUARTER


     LOS ANGELES - Pacific Enterprises (NYSE-PET), the parent of Southern California Gas Co., today reported net income of $184 million or $2.22 per share of common stock for 1997, compared to 1996 earnings of $203 million or $2.37 per common share.

     Excluding merger-related and nonrecurring items in both periods, earnings increased by 7 percent to $2.41 per share in 1997 from $2.26 per share in 1996.

     For the fourth quarter of 1997, the company reported net income of $40 million or 47 cents per share, compared to net income of $48 million or 56 cents per share for the same period of 1996. These results include merger-related expenses of 4 cents and 5 cents per share, respectively, for each period.

                                       -MORE-

4TH QUARTER EARNINGS --2

     Willis B. (Bill) Wood Jr., Pacific Enterprises chairman and chief executive officer, said that 1997 was an excellent year for PE and its shareholders, driven by the performance of it's major subsidiary, Southern California Gas Co. (SoCalGas) which exceeded the rate of return on rate base authorized by the California Public Utilities Commission (CPUC) and by other company efforts to position itself for the new energy marketplace.

     Consolidated results included 1997 net income of $231 million for SoCalGas, compared with $193 million in 1996. Results in 1996 were impacted by an after-tax, non-cash charge of $27 million related to a previous accounting estimate for a comprehensive settlement between SoCalGas and the CPUC. This charge impacted SoCalGas' net income, but had no effect on PE's consolidated income.

      For the fourth quarter of 1997, SoCalGas reported earnings of $49 million, compared with $57 million for the fourth quarter of 1996.

     Wood noted that SoCalGas' 1997 results were achieved within the implementation parameters of the Performance Based Regulation (PBR) order by the CPUC which went into effect Aug. 1. The impact of this order was partially offset by the greater volumes of gas transported during 1997 due to higher demand for gas used to generate electricity; by lower operating expenses and; by a 60-basis-point increase in the authorized common equity component in the utility's capital structure.

                                       -MORE-

4TH QUARTER EARNINGS --3

     " We continue to believe that the PBR overall encourages a more competitive environment which provides SoCalGas with the opportunity to achieve its authorized return," noted Wood.

     Gas volumes delivered by SoCalGas in 1997 totaled 930 billion cubic feet
(BCF), compared with 884 BCF in 1996. Gas transported for utility electric generation customers totaled 158 BCF for 1997 compared to 139 BCF in 1996.

     According to Wood, other achievements in 1997 that enhance shareholder value include:

- A 1997 total return to the shareholders of 30 percent which includes stock price appreciation and assumed reinvested dividends.

- A progression of regulatory approvals on the company's proposed merger with Enova Corporation (NYSE-ENA), parent of San Diego Gas & Electric. The Federal Energy Regulatory Commission (FERC) conditionally approved the merger on June 25, 1997; the Nuclear Regulatory Commission approved the merger on August 19, 1997; and the California Attorney General's office approved the merger on November 21, 1997. Final regulatory approvals must be gained from the CPUC, FERC, the U.S. Department of Justice and the Securities and Exchange Commission.

                                       -MORE-

4TH QUARTER EARNINGS -4

      It is expected that all regulatory approvals will be granted and the new company, to be called Sempra Energy, will be operational in the summer of 1998.

- Maintenance of PE's strong financial position demonstrated by its excellent debt-to-total-capital ratio of 51 percent, along with $153 million in short-term investments and cash at year-end with no outstanding bank debt.

- The repurchase of 1.5 million shares of common stock during 1997, bringing total shares under the repurchase program to 2.4 million shares.

- Completion of the acquisitions with Enova of AIG Trading Corporation and CES/Way International, dramatically expanding the company's portfolio of competitive energy services and capabilities.

- Expansion of domestic operations with new natural gas distribution projects in North Carolina and Maine under regional joint ventures and partnerships by Energy Pacific, the joint venture company of Pacific Enterprises and Enova.

     Wood noted that these business ventures demonstrate significant moves by the company to position itself as a major player in the new national and international energy marketplace. Such moves, however, did affect Pacific Enterprise's earnings for the year with costs for the launch of new unregulated products and services and the higher level of international activity.

                                       -MORE-

4TH QUARTER EARNINGS --5


     Pacific Enterprises' Energy Management Services (EMS), which is responsible for interstate and offshore gas pipeline operations and unregulated energy products and services, had losses of approximately $5 million for 1997 compared to net income of $6 million for the same period last year.

     The loss was partially due to a reduction of revenues related to the mid-year sale of Pacific Energy, completed on June 30, 1997, which included EMS' alternate energy electric generating assets. The sale was required prior to completion of the merger with Enova because of Pacific Enterprises ownership of these "Qualifying Facility" assets, which cannot be more than 50 percent owned by an electric utility holding company.

     Pacific Enterprises International had losses of $8 million for the 12 months of 1997 compared with losses of $5 million for 1996.

     Looking forward to 1998, it is expected that activities in the unregulated businesses, both domestic and international, will continue to incur start-up losses. Also, as a result of the impact of PBR on SoCalGas operations, Wood explained that it will be more difficult for the utility to achieve the level of returns above those authorized by the CPUC, that it has recently experienced.

                                       -MORE-

4TH QUARTER EARNINGS --6

     Southern California Gas Co., PE's major subsidiary, is the nation's largest natural gas distributor with 4.8 million meters serving 17 million customers.

     In addition to its regulated operations, Pacific Enterprises also markets a wide range of unregulated energy products and services, including natural gas, and owns interests in international utility operations, interstate and offshore natural gas pipelines and centralized heating and cooling for large building complexes.

                                         ###

PACIFIC ENTERPRISES AND SUBSIDIARY COMPANIES

                                                             Three Months Ended           Twelve Months Ended
                                                                 December 31,                 December 31,
                                                           ---------------------         ---------------------
                                                            1997           1996           1997          1996
------------------------------------------------------     ------         ------         ------        -------
(DOLLARS ARE IN MILLIONS, EXCEPT SHARE AND PER-SHARE
AMOUNTS)

REVENUE
    Operating Revenue                                        $743           $776         $2,738         $2,563
    Other Income                                                9              9             39             25
                                                           ------         ------         ------         ------
         Total                                                752            785          2,777          2,588
                                                           ------         ------         ------         ------

EXPENSES
    Cost of Gas Distributed                                   272            295          1,059            866
    Operating Expenses                                        293            302            918            910
    Depreciation and Amortization                              64             63            256            255
    Other                                                      28             27            106            106
                                                           ------         ------         ------         ------
         Total                                                657            687          2,339          2,137
                                                           ------         ------         ------         ------

INCOME FROM OPERATIONS BEFORE INTEREST AND TAXES               95             98            438            451
INTEREST                                                       25             21            103             97
                                                           ------         ------         ------         ------

INCOME FROM OPERATIONS BEFORE INCOME TAXES                     70             77            335            354
INCOME TAXES                                                   30             29            151            151
                                                           ------         ------         ------         ------

NET INCOME                                                     40             48            184            203
DIVIDENDS ON PREFERRED STOCK                                    1              1              4              5
PREFERRED STOCK ORIGINAL ISSUE DISCOUNT                         -              -              -              2
                                                           ------         ------         ------         ------

NET INCOME APPLICABLE TO COMMON STOCK                         $39            $47           $180           $196
                                                           ------         ------         ------         ------
                                                           ------         ------         ------         ------

NET INCOME PER SHARE OF COMMON STOCK:
    BASIC                                                   $0.47          $0.56          $2.22          $2.37
                                                           ------         ------         ------         ------
                                                           ------         ------         ------         ------
    DILUTED                                                 $0.47          $0.56          $2.21          $2.36
                                                           ------         ------         ------         ------
                                                           ------         ------         ------         ------

WEIGHTED AVERAGE NUMBER OF SHARES OF
    COMMON STOCK OUTSTANDING (IN THOUSANDS)                81,158         82,652         81,124         82,626
                                                           ------         ------         ------         ------
                                                           ------         ------         ------         ------

--------------------------------------------------------------------------------------------------------------


KEY CONSOLIDATED BALANCE SHEET STATISTICS                        December 31,
                                                           ---------------------

                                                            1997           1996
------------------------------------------------------     ------         ------
(DOLLARS ARE IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)

SHORT-TERM DEBT                                              $354           $262
CURRENT PORTION LONG-TERM DEBT                                148            149
LONG-TERM DEBT                                              1,118          1,225

PREFERRED STOCK                                               175            175
COMMON EQUITY                                               1,389          1,360
                                                           ------         ------

    TOTAL CAPITALIZATION                                   $3,184         $3,171
                                                           ------         ------
                                                           ------         ------

DEBT TO TOTAL CAPITALIZATION                                   51%            52%
BOOK VALUE PER SHARE                                       $17.13         $16.58
PARENT CASH AND CASH EQUIVALENTS                             $151           $234

                          SOUTHERN CALIFORNIA GAS COMPANY
                            SUPPLEMENTAL OPERATING DATA


                                                               Three Months Ended          Twelve Months Ended
                                                                   December 31                December 31,
                                                           ---------------------------------------------------
                                                             1997            1996          1997           1996
-------------------------------------------------------    ---------------------------------------------------

GAS VOLUMES (BCF)
Residential                                                    73             74            237            233
Commercial/Industrial                                          20             21             80             82
                                                           ------         ------         ------         ------
     Gas Volumes Sold                                          93             95            317            315
                                                           ------         ------         ------         ------
Residential                                                     1              1              3              3
Commercial/Industrial                                          81             77            308            292
Utility Electric Generation                                    30             30            158            139
Wholesale                                                      35             36            138            130
Exchange                                                        2              1              6              5
                                                           ------         ------         ------         ------
    Gas Volumes Transported or Exchanged                      149            145            613            569
                                                           ------         ------         ------         ------
         Total Throughput                                     242            240            930            884
                                                           ------         ------         ------         ------
                                                           ------         ------         ------         ------
Core                                                           96             97            323            314
Noncore                                                       146            143            607            570
                                                           ------         ------         ------         ------
         Total Throughput                                     242            240            930            884
                                                           ------         ------         ------         ------
                                                           ------         ------         ------         ------

REVENUES (IN MILLIONS)
Residential                                                  $569           $489         $1,736         $1,613
Commercial/Industrial                                         195            184            756            708
Utility Electric Generation                                    15              9             76             70
Wholesale                                                      19             22             67             70
Exchange                                                        -              -              1              1
                                                           ------         ------         ------         ------
    Gas Revenues in Rates                                     798            704          2,636          2,462
Regulatory Balancing Accounts and Other                       (58)            25              5            (40)
                                                           ------         ------         ------         ------
    Total Utility Operating Revenues                         $740           $729         $2,641         $2,422
                                                           ------         ------         ------         ------
                                                           ------         ------         ------         ------

AVERAGE RATES ($/MCF)
Residential                                                 $7.69          $6.52          $7.23          $6.83
Commercial/Industrial                                        1.93           1.88           1.95           1.89
Utility Electric Generation                                  0.50           0.30           0.48           0.50
Wholesale                                                    0.54           0.61           0.49           0.54
Exchange                                                     0.10           0.16           0.17           0.10
     System Average Gas Sold                                 3.30           2.93           2.83           2.79
Core                                                         7.36           6.30           6.94           6.59
Noncore                                                      0.63           0.68           0.65           0.69

GAS PURCHASED (BCF)
Total Market Gas                                               57             71            229            226
Affiliates                                                     24             24             95             96
Other Long-Term Supplies                                        2              2              5             12
                                                           ------         ------         ------         ------
         Total Gas Purchased                                   83             97            329            334
                                                           ------         ------         ------         ------
                                                           ------         ------         ------         ------

System Average Cost of Gas Purchased
    (Excluding Fixed Costs and Adjusted for
    Comprehensive Settlement), $/MCF                        $2.92          $2.66          $2.58          $1.88

OTHER OPERATING STATISTICS
Degree Days                                                   431            472          1,126          1,195
New Meters Added                                           12,435         11,607         43,720         44,406
Total Number of Active Meters (in thousands)                    -              -          4,830          4,790
Capital Expenditures (in millions)                            $49            $73           $159           $197
Weighted Average Rate Base (in millions)                        -              -         $2,734         $2,777
Utility Book Value Per Share of PE Common Stock                 -              -         $16.89         $16.95
Authorized Return on Rate Base                                  -              -           9.49%          9.42%
Authorized Return on Common Equity                              -              -          11.60%         11.60%
Achieved Return on Common Equity*                               -              -          16.74%         14.35%

   *(ADJUSTED FOR NON-RECURRING SETTLEMENTS)